VOTING AGREEMENT

     VOTING AGREEMENT, dated as of February 20, 1998 (the "Agreement"), by and between Saratoga Partners III, L.P., a New York limited partnership ("Saratoga"), Scovill Holdings Inc., a Delaware corporation (the "Company"), and Co-Investment Partners, L.P., a Delaware limited partnership ("Purchaser").

     WHEREAS, Scovill Holdings Inc. (the "Company") proposes to enter into an agreement (the "Subscription Agreement") with Purchaser providing for the sale to Purchaser of 1,000,000 units, each unit consisting of one share of common stock of the Company (the "Common Stock") and one share of Series B Preferred Stock of the Company (the "Preferred Stock").

     WHEREAS, in connection with Purchaser's purchase of Units, the Company, Saratoga and Purchaser wish to set forth their understanding relating to the voting of 672,000 of the shares of Common Stock to be purchased by the Purchaser (the "Shares").

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Irrevocable Proxy. Purchaser hereby irrevocably appoints Saratoga, as attorney-in-fact and proxy of Purchaser with respect to the Shares, at any annual or special meeting of stockholders of the Company, and to execute, with respect to the Shares, any written consent of stockholders with respect to any and all matters on which holders of Common Stock of the Company are entitled to vote. This power of attorney and proxy is irrevocable and coupled with an interest.

     2. Certain Representations and Warranties Purchaser represents and warrants to the Company that upon consummation of the purchase under the Subscription
Agreement: (i) Purchaser is the record owner of the Shares and has full and unrestricted power to vote the Shares; (ii) the execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all necessary actions, if any; (iii) Purchaser has full power and authority to sign this Agreement; and (iv) the execution, delivery and performance of this Agreement do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Purchaser under, any provision of applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on Purchaser.


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     3. Miscellaneous.

     (a) Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

     (b) Restrictions on Transfer. Purchaser understands that the Shares are subject to restrictions on transfer pursuant to a Stockholders' Agreement dated as of November 26, 1997 (the "Stockholders' Agreement") among Saratoga, the Company, and certain other management and non-management investors.

     (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

     (d) Amendment. This Agreement may not be amended except by an instrument signed by the parties hereto.

     (e) Termination. This Agreement will terminate upon at least 20% of the outstanding Common Stock being offered and sold in a public offering registered under the Securities Act of 1933.

     (f) Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to the principles of conflict of laws of such State.



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   CO-INVESTMENT PARTNERS, L.P.

                                   By:  CIP Partners, LLC, its
                                        general partner


                                   By:  /s/ Christian A. Melhado
                                        -------------------------------
                                        Name:   Christian A. Melhado
                                        Title:  Member


                                   SCOVILL HOLDINGS INC.


                                   By:  /s/ Martin A. Moore
                                        -------------------------------
                                        Name:  Martin A. Moore
                                        Title: Executive Vice President


                                   SARATOGA PARTNERS III, L.P.

                                   By:  DR Associates IV, L.P.,
                                        its General Partner

                                   By:  Dillon, Read Inc.,
                                        its General Partner



                                   By:  /s/ Charles P. Durkin, Jr.
                                        -------------------------------
                                        Name:  Charles P. Durkin, Jr.
                                        Title: Attorney-in-Fact